SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549

	FORM 8-K

	Pursuant to Section 13 or 15(d) of the
	Securities Exchange Act of 1934

	Date of Report (Date of earliest event reported): March 28, 1996

	WINTHROP CALIFORNIA INVESTORS LIMITED PARTNERSHIP
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	(Exact name of registrant as specified in its charter)



    Delaware			   0-14536		  04-2869812
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(State or other		(Commission		(IRS Employer
jurisdiction of		File Number)	   Identification No.)
incorporation)



   One International Place, Boston, MA				02110
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    (Address of principal executive offices)			  (Zip Code)


	Registrant's telephone number including area code:  (617) 330-8600

Former name or former address, if changed since last report:

	Not applicable.


Item 5	Other Events.

On March 28, 1997, Crow Winthrop Operating Partnership ("CWOP") filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code with the United States Bankruptcy Court for the Central District of California (Santa Ana Division). The case was assigned to the Honorable John Ryan as case number SA97-14512JR.

Winthrop California Investors Limited Partnership (the "Registrant") is the controlling general partner of CWOP, which is the owner of the Park Place office complex at 3333 Michelson Drive in Irvine, California. The petition was filed pursuant to a previously-announced agreement between CWOP and its mortgage lenders to restructure CWOP's debt. The proposed restructuring involves the formation of a new recapitalized entity to be owned by CWOP and the lenders, the exchange of a substantial amount of secured debt for equity, and an extension of the debt's maturity date five years to the year 2002. Under the proposed restructuring, CWOP will maintain an equity interest in the new entity and Winthrop Management will continue to manage and lease the property.




		Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

					WINTHROP CALIFORNIA INVESTORS LIMITED
					PARTNERSHIP

					By:  Winthrop Financial Associates,
						A Limited Partnership, as
						Managing General Partner


						By:  /s/ Michael L. Ashner
							________________________
							Michael L. Ashner
							Chief Executive Officer



DATED:  April 24, 1997